Exhibit 10.24

AMENDMENT #2 TO INDEPENDENT CONTRACTOR AGREEMENT

This Amendment #2 (“Amendment”) is dated May 14, 2026 (“Effective Date”) and amends that certain Independent Contractor Agreement dated effective May 5, 2025 and amended October 2, 2025 (the “Agreement”) between Rare Resource Recycling, Inc., a Texas corporation and wholly owned subsidiary of REEcycle Holdings, Inc. (the “Company”) and Canyon View LLC, an Arizona limited liability company (“You” or “you”). Capitalized terms used but not defined herein have the meaning provided in the Agreement.

1.	Services and Term. Schedule A to the Agreement is amended and restated per the attached Schedule A.

2.	No Other Amendments. Except as amended by Section 1 of this Amendment, the Agreement remains in full force and effect.

Agreed:

Rare Resource Recycling, Inc.		Canyon View LLC

By:	/s/ Justin Froneman	By:	/s/ Tawnya Erickson
Name:	Justin Froneman	Name:	Tawnya Erickson
Title:	CEO	Title:	Owner/Member

Date:	5/14/2026	Date:	5/15/2026

REEcycle Holdings Inc.  |  8310 Castleford Street Ste. 320  |  Houston, TX 77040  |  347-573-0976  |  REEcycleInc.com

Schedule A:

1. Services: Canyon View LLC’s principal, Tawnya Erickson (“Principal”) will perform the services typically associated with the role of Chief Operating Officer, focusing in particular on the Company’s Duncan, OK operations, demonstration plant readiness and operations, rare earth element feedstock and offtake strategy, DDM development and commercialization, and general and administrative matters (including finance and human resources) (collectively, “Services”). Other services as requested by the Company’s CEO.

2. Time Commitment; Other Business Activities: Principal will dedicate full time and effort to performance of the Services. Notwithstanding the foregoing, the Company acknowledges that you maintain the following commitments:

a. Consultant to Montana Resources LLP, primarily on asset management and ERP implementation

b. Consultant to Washington Companies LLC, for technology project portfolio support

Canyon View, Principal and the Company agree to maintain an active dialogue on the time commitments associated with these other business activities, it being the Company’s expectation and Principal’s commitment that notwithstanding these other business activities, Principal will dedicate full time and effort to performance of the Services.

3. Term: Section 2 of the Agreement is amended to provide that the Term is extended for one (1) year from the Effective Date of the Amendment.

4. Cash Compensation. Section 3.1 of the Agreement is amended to provide that the Company will pay you a monthly fee of $22,500.00 beginning as of May 1, 2026.

a. This is a gross fee and Canyon View and Principal acknowledge and agree their sole and exclusive obligation to report and pay any and all taxes associated with the fee.

b. Furthermore, Principal represents and warrants to the Company that Principal has benefits coverages (medical and other insurance as deemed appropriate by Principal) for Principal and any dependents such that even were any such benefits available to Principal from the Company, Principal would decline such benefits.

5. Equity Compensation. In connection with the proposed de-SPAC transaction between the Company and Hall Chadwick Acquisition Corp. (“HCAC Transaction”), Principal and the Company agree to defer conversations around additional stock based compensation (including amount, form of consideration (RSU, options, etc.), and other materials terms such as price and vesting) until such time as a comprehensive equity compensation plan and strategy for the combined entity post the HCAC Transaction is developed, it being the Company’s and Principal’s current intention that Principal continue as COO of the post-HCAC Transaction publicly traded company, and that Principal’s equity compensation on a then go-forward basis will reflect market conditions for the nature and stage of the Company and Principal’s level and expertise.

REEcycle Holdings Inc.  |  8310 Castleford Street Ste. 320  |  Houston, TX 77040  |  347-573-0976  |  REEcycleInc.com

Agreed:

Rare Resource Recycling, Inc.		Canyon View LLC

By:	/s/ Justin Froneman	By:	/s/ Tawnya Erickson
Name:	Justin Froneman	Name:	Tawnya Erickson
Title:	CEO	Title:	Owner/Member

Date:	5/14/2026	Date:	5/15/2026

Principal:

By:	/s/ Tawnya Erickson
Name:	Tawnya Erickson

Date:	5/15/2026

REEcycle Holdings Inc.  |  8310 Castleford Street Ste. 320  |  Houston, TX 77040  |  347-573-0976  |  REEcycleInc.com

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